Exhibit 10.3

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE THEY ARE BOTH
(I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. INFORMATION THAT HAS BEEN OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”

NOTE MODIFICATION AGREEMENT

This NOTE MODIFICATION AGREEMENT (this "Agreement") is made as of October 1, 2024 (the "Effective Date"), by and between SUTTON HILL PROPERTIES, LLC, a Nevada limited liability company qualified to do business in New York, having its principal place of business at 189 Second Avenue, Suite 2S, New York, New York 10003 ("Borrower"), and VALLEY NATIONAL BANK, a national banking association at its offices at 70 Speedwell Avenue, Morristown, New Jersey 07960 ("Bank").

RECITALS

A.Bank made a commercial mortgage loan to Borrower in the original principal sum of $21,060,912.57 (the "Loan"), which Loan is evidenced by that certain Amended and Restated Mortgage Promissory Note dated as of September 29, 2023, executed by Borrower in favor of Bank (the "Note");

B.The Note is secured by, among other things, that certain Mortgage Modification and Extension Agreement dated as of September 29, 2023 executed by and between Borrower and Bank and recorded on October 12, 2023 in the Office of the City Register of the City of New York, County of New York (the "Office"), as CRFN 2023000262607 (the "Mortgage") encumbering the property commonly known as and located at 1001-1007 Third Avenue, New York, New York and as more particularly described in the Mortgage ("Mortgaged Property");

C.As of the Effective Date, exclusive of the October 1, 2024 payment due pursuant to the terms of the Note and the terms hereof, the principal amount outstanding under the Loan is $20,775,420.80;

D.Borrower and Bank have agreed to modify the Note in accordance with the terms of this Agreement.

NOW THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto mutually agree as follows:

1.Recitals. The recitals set forth above are true and correct.

2.Defined Terms. Borrower and Bank agree that defined terms used herein and not otherwise defined herein shall have the meaning ascribed thereto in the Note.

3.Extension. As of the Effective Date, the term of the Loan is hereby extended for a period of six (6) months commencing on October 1, 2024 and ending on April 1, 2025 (the "First Extension Term").

4.Modification. As of the Effective Date, the Note is hereby modified and amended as follows:

(a)The Note is hereby amended to add at the end of Section 1 as follows:

(E).Five (5) equal consecutive monthly installments of principal and interest, in an amount as calculated pursuant to the Interest Rate and Interest Calculations commencing on October 1, 2024 and continuing on the first day of each month thereafter until and including March 1, 2025 (each payment being a "Payment Date").

(F).A final installment principal in such amount as shall constitute the entire outstanding principal balance of this Note, plus all accrued and unpaid interest as calculated pursuant to Paragraphs 2 and 3 below, and all other sums due under this Note and/or the Mortgage shall be due and payable in full on April 1, 2025 (the "First Extension Maturity Date").

Provided that all of the following conditions (the "Extension Conditions") are fully satisfied, Borrower shall have the option to extend the First Extension Maturity Date for one(1) additional term of six (6) months (the "Second Extension Term") to commence on April 1, 2025 and to end on October 1, 2025 (the "Second Extension Term Maturity Date"):

(i)no Event of Default has occurred and be continuing, or no default or event has occurred which, but for the passage of time, would result in an Event of Default hereunder or under any of the other Loan Documents prior to the time that the extension option is exercised and as of the date the Second Extension Term is to commence;

(ii)Borrower shall notify the Bank in writing (the "Extension Notice") of its election to extend the First Extension Maturity Date not later than thirty (30) days prior to the originally scheduled First Extension Maturity Date;

(iii)there shall be no material adverse change in the financial condition of Borrower, Guarantor and/or the Mortgaged Property;

(iv)Borrower shall deposit with Bank the sum of $500,000.00, which shall be held by Bank for the term of the Loan and which shall be deemed additional collateral for all sums due and owing to Bank under the Loan; and

(v)Borrower shall pay all actual third-party costs and expenses in connection with the extension of the First Extension Term of the Loan, including, without limitation, payments to third-party vendors, title insurance fees and surveys, appraisal fees, recording fees, if any, and Bank's reasonable attorneys' fees and disbursements in connection with any modification of the Loan Documents or otherwise.

In the event that Borrower shall timely exercise Borrower's option to extend the First Extension Maturity Date in accordance with the terms and provisions of this Note and all of the Extension Conditions shall be fully satisfied, during the Second Extension Term, the outstanding principal amount advanced to Borrower under this Note shall be repaid as follows:

(G).Five (5) equal consecutive monthly installments of principal and interest, in an amount as calculated pursuant to the Interest Rate and Interest Calculations commencing on April 1, 2025 and continuing on the first day of each month thereafter until and including September 1, 2025 (each payment being a "Payment Date").

April 1,  2025 and continuing on the first day of each month thereafter until and including September 1, 2025 (each payment being a "Payment Date").

(H).A final installment principal in such amount as shall constitute the entire outstanding principal balance of this Note, plus all accrued and unpaid interest as calculated pursuant to Paragraphs 2 and 3 below, and all other sums due under this Note and/or the Mortgage shall be due and payable in full on the Second Extension Maturity Date.

Borrower acknowledges and agrees that Borrower shall have no right to extend the maturity date of the loan evidenced hereby (the "Loan") beyond the Second Extension Term Maturity Date.

The unpaid principal balance shall continue to bear interest after the Maturity Date or, in the event that the term is extended for the First Extension Term, after the First Extension Term Maturity Date, or, in the event that the term is extended for the Second Extension Term, after the Second Extension Term Maturity Date, as applicable, at the Default Interest Rate set forth in this Note until and including the date on which the unpaid principal balance and all interest, fees and other charges due under the Loan Documents are paid in full.

(b)The first paragraph of Section 2 of the Note is hereby deleted and replaced as follows:

The annual rate of interest payable under this Note ("Interest Rate") for the period commencing on and including the date hereof through and including the First Extension Maturity Date and/or, if applicable, the Second Extension Maturity Date, shall be calculated at a floating rate equal at all times to five hundred (500) basis points (5.00%) above the SOFR Loan Rate (as defined below), as such rate may change from time to time, adjusted daily, provided that at no time during the First Extension Term and/or Second Extension Term, as applicable, shall the rate of Interest be less than seven and one half of one percent (7.50%) per annum, and provided further, that the rate of Interest may be increased to the Default Interest Rate in accordance with the terms and provisions of the Loan Documents.

(c)The Bank's address as set forth in the Note and the other Loan Documents is hereby deleted and replaced as follows: 70 Speedwell Avenue, Morristown, New Jersey 07960. Borrower's and Guarantor's addresses as set forth in the Note and the other Loan Documents are hereby deleted and replaced as follows: 189 Second Avenue, Suite 2S, New York, New York 10003.

(d)As a condition to the effectiveness of this Agreement, Borrower shall, simultaneously with the execution and delivery of this Agreement to Bank:

(i)pay to Bank the October 1, 2024 monthly payment due pursuant to the terms of the Note and the terms hereof;

(ii)pay to Bank a non-refundable extension fee in the amount of $105,000.00;

(iii)deposit with Bank the sum of $500,000.00, which shall be held by Bank in an interest-bearing account for the benefit of Borrower together, in the same account, with the funds in the amount of $1,064,750.00 currently held by Bank (collectively, the "Collateral Funds"). The Collateral Funds shall be held by Bank for the term of the Loan and shall be deemed additional collateral for all sums due and owing to Bank under the Loan. Upon the indefeasible payment in full of the entire indebtedness evidenced by the Note, the Collateral Funds (including any interest accrued thereon), at Borrower's option and upon prior written notice to Bank, shall be remitted to Borrower, or credited at payoff, subject to the prepayment provisions in accordance with the terms of the Note. Upon the occurrence and during the continuance of an Event of Default, Bank may apply any Collateral Funds to the payment of the following items in any order in its sole discretion: (i) any out-of-pocket costs of collection payable pursuant to the Mortgage, the Note or the other Loan Documents, including without limitation protective advances made by Bank pursuant to the terms of the Loan Documents; (ii) any unpaid costs or balances of advances (excluding the original advance of the principal) made by Bank in connection with the Loan Documents and to any other amounts which may be overdue on account of any of the several terms, provisions, conditions or covenants contained in the Loan Documents; (iii) late charges and any other fees or charges due under the Note or the other Loan Documents, if any; (iv) interest then due and payable under the Note or the other Loan Documents (at the Default Interest Rate, if applicable); and (iv) reduction of the principal balance of the Note;

(iv)pay to Bank an appraisal fee in the amount of $4,845.00; and

(v)pay to Bank's counsel a legal fee in the amount of $4,500.00 and pay to Bank any other fees, costs and expenses incurred by Bank in connection with the modification and extension of the Loan.

5.Warranties and Representations. Borrower affirms and represents and warrants to Bank that:

(a)the principal amount outstanding under the Loan as of the Effective Date, exclusive of the October 1, 2024 payment due pursuant to the terms of the Note and the terms hereof, is $20,775,420.80;

(b)Borrower is not in default under the Note or the Mortgage or any of the other documents executed in connection therewith nor has any event occurred that would be deemed a default thereunder with the passage of time, the giving of notice, or both;

(c)there are no defenses, offsets or counterclaims to the Note or the Mortgage, the indebtedness evidenced and secured thereby, or any of the other documents executed in connection with the Note and/or Mortgage;

(d)Borrower is the holder of good, marketable, insurable title in fee simple to the Mortgaged Property and has full power, good right and lawful authority to encumber the Mortgaged Property in the manner and form set forth in the Mortgage and to execute and deliver this Agreement and has the power and authority to perform its obligations under each of the Loan Documents;

(e)Borrower's execution and delivery of this Agreement, and Borrower's continued performance of its obligations under the other Loan Documents has been duly authorized by all necessary action on the part of Borrower;

(f)the Loan Documents and this Agreement have been duly executed and delivered by Borrower, are in full force and effect in accordance with the provisions thereof, and are the valid and binding obligations of Borrower, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors' rights;

(g)the execution and delivery of this Agreement does not and will not violate the terms of Borrower's organizational documents, or any lease, agreement, mortgage, indenture or instrument affecting Borrower, Guarantor or the Mortgaged Property or any law, rule, order, ordinance or statute of any governmental authority, purporting to have jurisdiction over Borrower and/or the Mortgaged Property;

(h)except as amended by this Agreement and except as set forth on Exhibit A annexed hereto, all representations and warranties contained in the Loan Documents are true and correct in all material respects as if made on the date hereof (except in each case for representations and warranties which by their terms are expressly applicable only to an earlier date, in which event such representations and warranties shall be true and correct as of such earlier date) and are not limited in any way by the representations and warranties set forth in this Agreement; and

(i)no payments of interest or any other charges have been made to Bank or paid by Borrower in connection with the Loan, or any Loan Document executed in connection therewith, which would result in the computation or earning of interest in excess of the maximum legal rate of interest which is permitted under the laws of the State in which the Note and any other Loan Documents executed in connection therewith would be enforced.

Borrower hereby acknowledges that Bank will rely upon the foregoing representations, warranties and waivers and that Bank would not enter into this Agreement in the absence of the foregoing representations, warranties and waivers.

6.Ratification. Except as expressly modified by the terms of this Agreement, the terms, provisions and requirements of the Note, the Mortgage and all other Loan Documents remain the same and in full force and effect in accordance with the terms and provisions thereof. Borrower hereby (i) unconditionally ratifies and confirms, renews and reaffirms all of the liabilities, obligations, duties and responsibilities of Borrower under and pursuant to the Loan Documents, (ii) acknowledges and agrees that such liabilities, obligations, duties and responsibilities remain and shall continue in full force and effect, binding on and enforceable against Borrower in accordance with the terms, covenants and conditions of the Loan Documents, without impairment, and that Borrower remains unconditionally liable to Bank in accordance with the terms, covenants and conditions of the Loan Documents, as amended hereby, (iii) certifies, confirms, acknowledges and agrees that nothing herein contained shall be construed to impair the security or affect the priority of or otherwise impair the lien of any mortgage or other lien which Bank ever had, now has or may hereafter have on any of its/his property under any of the Loan Documents, nor to impair any rights or powers which Bank or its successors may have for nonperformance of any term of any of the Loan Documents, (iv) ratifies and confirms, renews and reaffirms in all respects and without condition, all of the terms, covenants and conditions set forth in the Loan Documents, as amended hereby, and (v) acknowledges, agrees, represents and warrants that no oral or other agreements, understandings, representations or warranties exist with respect to the Loan Documents or with respect to its/his obligations thereunder. In the event of any conflict or ambiguity between the terms, covenants and provisions of this Agreement and those of the Note, the Mortgage or any other Loan Document, the terms, covenants and provisions of this Agreement shall control.

7.Miscellaneous.

(a)Bank is under no obligation to further modify the terms of the Note, or any other Loan Document executed in connection therewith.

(b)This Agreement is a modification of the terms of the Note. Any and all references to the Note shall mean the Note as modified by this Agreement.

(c)This Agreement contains the entire agreement of the parties with respect to the modification of the Note and this Agreement may not be modified, amended, changed or terminated except by an agreement in writing signed by Borrower and Bank.

(d)This Agreement shall be binding upon and inure to the benefit of Borrower and the successors of Borrower and Bank and the successors and assigns of Bank.

(e)This Agreement shall have no force or effect unless and until, and shall become effective only upon, the execution and delivery hereof by Borrower and Bank and the satisfaction in full of all conditions to the effectiveness hereof as set forth herein.

(t)    If any term, covenant or condition of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

(g)This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its principles of conflicts or choice of laws.

(h)This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute the same instrument. This Agreement may be executed electronically using electronic signature technology that produces an audit trail of such execution (e.g., Adobe Sign, DocuSign) and/or may be delivered electronically (e.g., a scanned .PDF sent by email), and any such electronically executed signatures and/or electronically delivered signatures shall have the same legal and binding effect as original handwritten signatures.

[The remainder of this page is left intentionally blank. Signature page follows.]

IN WITNESS WHEREOF, Borrower and Bank have caused the due execution of this Note Modification Agreement as of the day and year first above written.

BORROWER:

SUTTON HILL PROPERTIES, LLC,
a Nevada limited liability company,

By: Citadel Cinemas, Inc., a
Nevada corporation,
its Manager

By: /s/ Gilbert Avanes
Name: Gilbert Avanes
Tit1e: Chief Financial Officer and
Treasurer

BANK:
VALLEY NATIONAL BANK
By: /s/ Ann S. Wilhelm
Name: Ann S. Wilhelm
Title: Senior Vice President

EXHIBIT A

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